                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              UROGEN CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            [LOGO OF UROGEN CORP.]


                                                             December 28, 1999

Dear UroGen Stockholder:

     You are cordially invited to attend UroGen Corp.'s 2000 Annual Meeting of Stockholders to be held on Wednesday, February 9, 2000 at 9:00 a.m., local time. The meeting will be held at 10835 Altman Row, San Diego, California 92121.

     At the Annual Meeting, you will be asked to elect six directors, to approve UroGen's 1999 Stock Plan, to approve an amendment to UroGen's 1995 Directors' Option Plan, to vote to change the name of the Company from UroGen Corp. to GenStar Therapeutics Corporation and to ratify the appointment of our independent auditors.

     We hope you will be able to attend this year's Annual Meeting. We will report to the stockholders on our recent activities, as well as our future strategies for product development. There will be an opportunity for all stockholders to ask questions. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.


                                    Very truly yours,

                                    /s/ ROBERT E. SOBOL
                                    ----------------------------------
                                    Robert E. Sobol, M.D.
                                    President and
                                    Chief Executive Officer

                                 UROGEN CORP.
                                 -----------
                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                               December 28, 1999

TO THE STOCKHOLDERS OF UroGen Corp.:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of UroGen Corp. ("UroGen" or the "Company"), a Delaware corporation, will be held on Wednesday, February 9, 2000 at 9:00 a.m., local time, at 10835 Altman Row, San Diego, California 92121, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2.   To approve UroGen's 1999 Stock Plan.

     3.   To approve an amendment to UroGen's 1995 Directors' Option Plan.

     4. To approve an amendment to the Restated Certificate of Incorporation of UroGen to change the corporate name of UroGen to "GenStar Therapeutics Corporation" ("GenStar").

     5 To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ended December 31, 1999.

     6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on December 10, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder previously signed and returned a proxy.

                                    FOR THE BOARD OF DIRECTORS

                                    /s/ ROBERT E. SOBOL
                                    ---------------------------------
                                    Robert E. Sobol. M.D.

San Diego, California
December 28, 1999

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                 UroGen Corp.
                                 -----------

            PROXY STATEMENT FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of UroGen Corp. (the "Company") for use at the Company's 1999 Annual Meeting of Stockholders ("Annual Meeting") to be held Wednesday, February 9, 2000 at 9 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 10835 Altman Row, San Diego, California 92121.

     The Company's principal executive offices are located at 10835 Altman Row, Suite 150, San Diego, California 92121. The telephone number at that address is
(858) 450-5949.

     These proxy solicitation materials were mailed on or about December 28, 1999 to all stockholders entitled to vote at the Annual Meeting.

                INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

     Stockholders of record at the close of business on December 10, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, [12,097,999] shares of the Company's Common Stock were issued and outstanding and entitled to vote at the meeting.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting and Solicitation

     On all matters other than the election of directors, each share has one vote. Each shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected (which number is currently set at six) multiplied by the number of shares held by such shareholder, or may distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select.

     The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone, telegram, letter, e-mail or facsimile.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as being entitled to vote on the subject matter (the "Votes Cast") with respect to such matter.

     While abstentions (votes "withheld") will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter, broker non-votes with respect to proposals set forth in this Proxy Statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter. Broker non-votes will, however, be counted for purposes of determining a quorum.

Deadline for Receipt of Stockholder Proposals; Discretionary Authority to Vote on Stockholder Proposals

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Secretary of the Company by October 12, 2000 in order to be included in the proxy soliciting materials relating to that meeting.

     The Company may use its discretionary voting authority on any stockholder proposals that may be presented at the 2000 Annual Meeting which are not received by the Company a reasonable time prior to the meeting.


                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

     A board of six directors is to be elected at the meeting. Each director elected to the board will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a director.

     The name of and certain information regarding each nominee is set forth below.

       Name of Nominee          Age                         Principal Occupation                            Director Since
Peter Bernadoni..............    39  Partner, Technology Funding                                                 1995
Paul D. Quadros..............    52  Chairman of the Board and CFO, UroGen Corp.                                 1995
Ivor Royston, M.D............    54  President and CEO, Sidney Kimmel Cancer Center                              1995
Victor C. Schmitt............    50  President, Venture Management, Baxter Healthcare Corporation                1998
Robert E. Sobol, M.D.........    47  President and CEO, UroGen Corp.                                             1996
Wei Wei Zhang, M.D., PhD.....    42  Sr. V.P. and Chief Scientific Officer, UroGen Corp.                         1998

There is no family relationship among any of the directors or executive officers of the Company.

     PETER F. BERNARDONI is a Partner of Technology Funding. Mr. Bernardoni joined Technology Funding as an Investment Officer in 1988, was elected as a Vice President in 1992 and a Partner in 1994. Mr. Bernardoni has served as a member of Technology Funding's Commitments Committee since 1994 and as Chairman of Technology Funding's Medical Investment Committee since 1994. Prior to joining Technology Funding, Mr. Bernardoni was employed for six years by IBM and served in several capacities including Design Engineer and as a manager for large scale information systems in major pharmaceutical and hospital accounts.

     Mr. Bernardoni currently serves on the Board of Endocare, Inc., Avalon Imaging and Reflection Technology, and is Chairman of Portable Energy Products. Mr. Bernardoni has a B.S.M.E. from Santa Clara University and an M.S.M.E. from Stanford University.

     PAUL D. QUADROS has been Chairman of the Board and our Chief Financial Officer since August 1998. Prior to that Mr. Quadros had been the President and Chief Executive Officer since April 1997 and prior to that was the Chairman of the Board, Chief Financial Officer and Secretary since our formation in June 1995. From June 1994 to May 1995, Mr. Quadros served as Senior Vice President and Chief Financial Officer of Thermatrix, Inc., a manufacturer of pollution control equipment. Prior to joining Thermatrix, Mr.Quadros was from January 1985 an officer and from April 1986 a general partner of Technology Funding, a venture capital management organization. From April 1986 through May 1994, Mr. Quadros was a member of Technology Funding's Commitments Committee, serving as its chairman from

1987 to 1990. During his affiliation with Technology Funding he also served as Director of Research and Director of Equity Investments. From 1991 to 1994 Mr. Quadros was chairman of Technology Funding's Medical Investment Committee and was involved in managing Technology Funding's healthcare portfolio. Mr. Quadros currently serves as a director of several private companies and one public company, Cardiac Science, Inc.

     Prior to joining Technology Funding in 1985, Mr. Quadros was Executive Vice President of Amreal Securities Corp., an affiliate of Home Federal Savings and Loan. Before joining Amreal in April 1984, Mr. Quadros was a Senior Vice President of Public Storage, Inc., a national real estate developer. Prior to joining Public Storage in 1981, Mr. Quadros was Assistant Treasurer of The Times Mirror Company, where he served for seven years in several corporate finance positions. Mr. Quadros began his career as a securities analyst and institutional portfolio manager. Mr. Quadros has a B.A. in Finance from California State University at Fullerton and an M.B.A. from the UCLA Graduate School of Management.

     IVOR ROYSTON, M.D. was the Chairman of the Board from April 1997 until August 1998. Prior to that, he served as President and Chief Executive Officer. He has served as a Director since our formation in June 1995. Dr. Royston was appointed by the President of United States to the National Cancer Advisory Board during 1996.

     Dr. Royston is the President and Chief Executive Officer of Sidney Kimmel Cancer Center (formerly the San Diego Regional Cancer Center), which is affiliated with Sharp HealthCare, one of the largest healthcare providers in San Diego, a position he has held since founding the Center in 1990. He is also a General Partner of Forward Ventures, a life science venture capital firm. From 1977 to 1993, Dr. Royston held various positions in academic medicine at the University of California, San Diego (UCSD) School of Medicine. Dr. Royston also served as Director, Clinical Immunology Program at the UCSD Cancer Center and Chief of Oncology at the San Diego VA Medical Center.

     Dr. Royston was a founder and Director of Hybritech, Inc., GeneSys Therapeutics Corporation and IDEC Pharmaceuticals, Inc. He currently is a member of the Board of Directors of the Sidney Kimmel Cancer Center.He has previously served on the Board of Directors of various companies, including Unisyn Technologies, Inc., Medstone International Inc., Sequana Therapeutics, Inc., Corixa, Inc., CombiChem, Inc. IDEC Pharmaceuticals and GenQuest, Inc.

     Dr. Royston received a B.A. in Human Biology from Johns Hopkins University and an M.D. from the Johns Hopkins School of Medicine. He later trained in internal medicine and oncology at Stanford University and is board certified in both Internal Medicine and Medical Oncology.

     VICTOR W. SCHMITT is President, Venture Management, Baxter Healthcare Corporation. He has held this position since 1994 and is responsible for the creation and management of Baxter's interests in development-stage biotech companies. Prior to his current assignment, he held the operating position of President, Baxter Biotech Europe. He has also served as Vice President, Business Development and Finance for Baxter's Blood Therapy Group.

     Mr. Schmitt joined Baxter from a sixteen-year career with the American Red Cross Blood Services. At the Red Cross Blood Services, Mr. Schmitt held positions in marketing and operations. At the time of his departure, he was Vice President, Blood Services with responsibility for the organization's national blood services program. Mr. Schmitt holds a B.S. from the University of Virginia and an M.B.A. from the University of Maryland. He serves on the Board of Directors of a number of development-stage biotech companies.

     ROBERT E. SOBOL, M.D has been President and Chief Executive Officer since August 1998. Prior to that Dr. Sobol was the Executive Vice President and Chief Operating Officer since July 1996. Dr. Sobol was previously the Director of Clinical Science at Sidney Kimmel Cancer Center. Dr. Sobol has developed clinical applications of immuno therapy and gene therapy for the treatment of cancer and is a founder of several successful biotechnology ventures. He was a founder and Vice President of IDEC Pharmaceuticals Corporation, a publicly traded company developing monoclonal antibody based treatments for cancer and autoimmune disorders. He was also a founder of GeneSys Therapeutics, a gene therapy company which merged with publicly traded Somatix Therapy Corporation and subsequently with Cell GeneSys Incorporated.

     Dr. Sobol led the research team which was the first to treat a brain tumor patient with cytokine gene therapy. He is also the principal investigator for one of the first gene therapy protocols approved for the treatment of colon carcinoma. Dr. Sobol is the Editor of the journal Cancer Gene Therapy.

     Dr. Sobol received a B.A. in Philosophy from Boston University and an M.D. from The Chicago Medical School. He subsequently trained at the University of Southern California Medical Center and at the University of California, San Diego. He is Board Certified in Internal Medicine and Medical Oncology.

     WEI-WEI ZHANG, M.D., PH.D. joined UroGen as Senior Vice President, Chief Scientific Officer and Director in October 1998. Dr. Zhang has sixteen years of biomedical research experience including nine years of research management experience. He was formerly the Director of Molecular Biology in the Gene Therapy Unit of Baxter Healthcare Corporation since March 1995. Dr. Zhang established the Department of Molecular Biology at Baxter and initiated a comprehensive program for the mini-Ad vector system for in vivo gene therapy. Dr. Zhang has significant technical expertise in vector technology, particularly with adenoviral vectors and their application in gene therapy of cancer and hemophilia. Prior to joining Baxter, Dr. Zhang was an Assistant Professor in the Department of Thoracic and Cardiovascular Surgery at the University of Texas MD Anderson Cancer Center, where was a member of the team that developed adenovirus-mediated tumor suppressor gene therapy of cancer (Adp53) from laboratory to the clinic.


     Dr. Zhang received his M.D. from the Zhejiang Medical University in China and received a Ph.D. in molecular biology, recombinant DNA, and protein chemistry from The University of Alabama. Dr. Zhang had postdoctoral training in gene manipulation and transfer technologies at the Baylor College of Medicine.

Board Meetings and Committees

     Paul D. Quadros serves as Chairman of the Board of Directors of the Company. The Board of Directors held a total of four (4) meetings during the fiscal year ended December 31, 1999. All of the current directors attended seventy-five percent (75%) or more of the meetings of the Board of Directors and committees of the Board, if any, upon which such directors served during their term of office.

     The Audit Committee consists of directors Bernardoni and Quadros. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to consult with the Company's auditors concerning the scope of the audit and to review with them the results of their examination, to review and approve any material accounting policy changes affecting the Company's operating results and to review the Company's financial control procedures and personnel. The Audit Committee held one (1) meetings during fiscal year 1999.

     The Compensation Committee consists of directors Bernardoni, Quadros and Schmitt. The Compensation Committee reviews compensation and benefits for the Company's executives and administers the grant of stock options to executive officers under the Company's stock plans. The authority to grant all options, except options which are granted automatically to outside directors under the non-discretionary 1995 Directors' Option Plan, has been delegated to the Compensation Committee. The Compensation Committee has sole and exclusive authority to grant stock options to officers and to directors who are also employees or consultants of the Company. The Compensation Committee held four
(4) meetings during fiscal year 1999.

Compensation of Directors

     Except as set forth below, the Company does not compensate its Directors as such. However, Directors are reimbursed for their out of pocket expenses in attending Board meetings.

     The Company's 1995 Directors' Option Plan provides for the automatic grant of nonstatutory options to outside directors of the Company. Upon being elected or appointed to the Company's Board of Directors, each outside director is granted an option to purchase 10,000 shares of Common Stock of the Company (an "Initial Option"), with subsequent annual grants of 5,000 shares (a "Subsequent Option"). Each Initial Option granted under the 1995 Directors' Option Plan vests cumulatively as to one third of the shares subject to the option on each anniversary of the date of grant, for a total vesting period of three years. Each Subsequent Option granted under the 1995 Directors' Option Plan vests in its entirety on the anniversary of the date of grant, for a total vesting period of one year. The exercise price of options granted under the 1995

Directors' Option Plan is equal to the fair market value of the Common Stock on the date of grant. "). See Proposal Three regarding an amendment to the 1995 Directors' Option Plan for a more detailed description.


                                  MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 10, 1999 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors,
(iii) by each of the Company's Chief Executive Officer and the Company's other two executive officers (other than the Chief Executive Officer) who earned more than $100,000 during fiscal 1998 and who served as executive officers at December 10, 1999 (collectively, the "Named Officers") and (iv) by all persons who served as directors or executive officers at December 10, 1999 as a group.

                                                                                              Shares Beneficially Owned
                   Directors, Officers and Five Percent (5%) Stockholders                      Number(1)     Percent(1)
Principal Stockholders:

  Baxter Healthcare Corporation (2).........................................................   1,841,219       15.2%
  1627 Lake Cook Rd
  Deerfield, Illinois 60015
  Technology Funding(3).....................................................................     730,032        5.9%
  2000 Alameda de las Pulgas
  San Mateo, California 94403

Directors:

  Peter F. Bernadoni(3).....................................................................     760,032        6.1%
  Paul D. Quadros(4)........................................................................     553,149        5.5%
  Ivor Royston(5)...........................................................................   1,024,963        8.4%
  Victor W. Schmitt(2)......................................................................   1,841,219       15.2%
  Robert E. Sobol(6)........................................................................     585,708        4.7%
  Wei Wei Zhang(7)..........................................................................     195,428        1.6%

All directors and executive officers as a group (8 persons):                                   4,960,499       38.5%

----------------------------------
(1) The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of December 10, 1999, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(2) Excludes 5,830 shares of non-voting Series A Preferred Stock convertible subsequent to July 8, 2001 into 5,830,000 shares of common stock held by Baxter Healthcare Corporation. Excludes 704 shares of non-voting Series B Preferred Stock convertible at various milestone dates (which are not expected to occur within sixty days) into common stock based upon the fair market value of the common stock at the date of conversion. Baxter Healthcare Corporation and Mr. Victor W. Schmitt are entitled to exercise voting and investment power with respect to all shares owned by Baxter Healthcare Corporation, and therefore, are each deemed to be beneficial owners of such shares. Baxter Healthcare Corporation owns 100% of Series A and Series B Preferred Stock.
(3) Includes 438,365 shares of common stock held by Technology Funding and 291,667 shares issuable upon exercise of presently outstanding warrants held by Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P. Technology Funding, Inc. and Technology Funding Ltd, of which Peter Bernardoni is an officer and a partner, are the managing general partners of Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P. Technology Funding and Mr. Bernardoni are entitled to exercise voting and investment power with respect to all shares owned by Technology Funding Venture Partners IV, an Aggressive Growth Fund, L.P., and therefore are deemed to be beneficial owners of these shares. Mr. Bernardoni also holds options to purchase 30,000 shares.
(4) Includes options to purchase 20,476 shares of Common Stock and warrants to purchase 58,333 shares of Common Stock exercisable within 60 days of December 10, 1999.
(5)  Includes warrants to purchase 120,833 shares of Common Stock.
(6) Includes options to purchase 156,785 shares of Common Stock and warrants to purchase 225,000 shares of Common Stock exercisable within 60 days of December 10, 1999.
(7) Includes options to purchase 195,428 shares of Common Stock exercisable within 60 days of December 10, 1999.

Executive Compensation

     The following table sets forth the annual and long-term compensation of the Named Officers for services to the Company in all capacities during the three fiscal years ended December 31, 1998:


                          Summary Compensation Table

                                                                              Long-Term Compensation
                                                                            --------------------------
                                                      Annual Compensation   Restricted     Securities     All Other
                                                      -------------------
                                             Fiscal    Salary      Bonus      Stock       Underlying    Compensation
        Name and Principal Position          Period      ($)        ($)      Award ($)     Options (#)       ($)
--------------------------------------------------------------------------------------------------------------------------
Paul D. Quadros (1)........................    1998    $ 95,000                                      -    $ 4,188 (4)
 Chairman of the Board                         1997    $ 60,000                                      -          -
                                               1996    $ 83,000                                      -          -

Robert E. Sobol, M.D  (2)..................    1998    $162,917                                      -    $10,562 (5)
  President and Chief Executive Officer        1997    $143,379                                      -          -
                                               1996    $  9,000                                150,000          -

Wei-Wei Zhang, M.D., PhD  (3)..............    1998    $ 40,000                                      -    $ 3,052 (6)
  Sr. Vice President and Chief                 1997           -                                      -          -
    Scientific Officer                         1996           -                                      -          -

(1)  Mr. Quadros served as the President and CEO from April 1997 to August 1998.
(2) Dr. Sobol served as the Executive Vice President and Chief Operating Officer from June 1996 until August 1998.
(3)  Dr. Zhang joined UroGen in October 1998.  His annual salary is $160,000.
(4) Includes $2,800 and $1,388 in company contributions to 401K Plan and Deferred Compensation Plan, respectively.
(5) Includes $4,667 and $5,895 in company contributions to 401K Plan and Deferred Compensation Plan, respectively.
(6) Includes $1,867 and $1,185 in company contributions to 401K Plan and Deferred Compensation Plan, respectively.

     There were no grants of options to purchase UroGen Common Stock made during the fiscal year ended December 31, 1998 to the officers named in the Summary Compensation Table; however, in March 1999 options to purchase 81,903 shares, 627,141 shares and 781,713 shares of Common Stock at $0.32 per share were issued to Mr. Quadros, Dr. Sobol and Dr. Zhang, respectively. These options grants are subject to the approval by the stockholders of the 1999 Stock Plan.

     There were no options to purchase UroGen Common Stock exercised during the year ended December 31, 1998, and no unexercised options held as of December 31, 1998 by the persons named in the Summary Compensation Table.

     Change in Control Arrangements

     UroGen's stock plans state that in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares which would not otherwise be exercisable, for a period of fifteen days after notice of such right. Acceleration or payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Internal Revenue Code of 1986, as amended, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the Company.

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee is responsible for establishing the policies and programs which determine the compensation of UroGen's officers. The Compensation Committee sets base cash compensation and bonus compensation on an annual basis for the Chief Executive Officer and other executive officers of the Company. In addition, the Compensation Committee has exclusive authority to grant stock options to executive officers. The Compensation Committee considers both internal data, including corporate goals and individual performance, as well as external data from outside compensation consultants and independent executive compensation data from comparable high technology companies, in determining officers' compensation.

     Compensation Philosophy

     When creating policies and making decisions concerning executive compensation, the Compensation Committee:

     . Ensures that the executive team has clear goals and accountability with respect to corporate performance,

     . Establishes pay opportunities that are competitive, based on prevailing practices for the industry, the stage of growth of the Company, and the labor markets in which UroGen operates,

     . Independently assesses operating results on a regular basis in light of expected Company performance, and

     . Aligns pay incentives with the long-term interests of the Company's stockholders.

     Compensation Program

     UroGen's executive compensation program has two major components, both of which are intended to attract, retain and motivate highly effective executives:

  1. Base salary for executive officers is set annually by reviewing the competitive pay practices of comparable high technology companies. Local (San Diego Area), and national data are examined and taken into account, along with the skills and performance of the individual and the needs of the Company.

  2 Equity-based incentive compensation has been provided to employees and management through the Company's stock incentive plans. Under these plans, officers, employees and certain consultants to the Company are eligible to be granted stock options based on competitive market data, as well as their responsibilities and position in the Company. These options allow participants to purchase shares of UroGen stock at the market price on the date of the grant, subject to vesting during the participant's employment with the Company. The purpose of these stock plans is to instill the economic incentives of ownership and to create management incentives to improve stockholder value.
The Company's stock option plans utilize vesting periods to encourage employees and executives to remain with the Company and to focus on longer-term results.

     Chief Executive Officer Compensation

     In determining Dr. Sobol's compensation for the fiscal year ended December 31, 1998, the Compensation Committee reviewed industry surveys of compensation paid to chief executive officers of comparable companies, with a focus on those companies located in the San Diego Area, and evaluated achievement of corporate individual objectives for the fiscal year. We believe it is critical to the Company's long-term success to continue to tie the Chief Executive Officer's incentive to the Company's performance and to align individual financial interests closely with those of stockholders.

     Other Executive Compensation

     UroGen provides certain compensation programs to executives that are also available to other Company employees, including pre-tax savings plans and medical/dental/vision benefits. There are no pension programs. The Company does not provide executive perquisites such as club memberships or company-owned autos. In fiscal year 1998 the Company introduced a Deferred Compensation Program for executives.

     Deductibility of Executive Compensation

     Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code"), limited the federal income tax deductibility of compensation paid to the Company's chief executive and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

                                   COMPENSATION COMMITTEE OF THE
                                   BOARD OF DIRECTORS

                                   Peter F. Bernadoni
                                   Paul D. Quadros
                                   Victor W. Schmitt

Compensation Committee Interlocks and Insider Participation

     Director Paul D. Quadros is a member of the Compensation Committee and is an officer and employee of the Company.

     Director Victor W. Schmitt is President of Baxter Healthcare Corporation's Venture Management division. See "Certain Transactions" below for a description of transactions between the Company and Baxter Healthcare Corporation.

     During 1998, no member of the Compensation Committee is an executive officer of another company. During 1998, no executive officer of UroGen served on the compensation committee of another entity or any other committee of the board of directors of another entity performing a similar function of which one of our Directors is an executive officer.

Employment Contracts and Certain Transactions

     In April 1997, Paul D. Quadros entered into an employment agreement with UroGen which provides for a monthly base salary of $10,000 and health insurance and other benefits as UroGen customarily provides to it employees. If Mr Quadros is terminated by UroGen without cause, Mr. Quadros is entitled to receive his base salary and benefits for six months from the date of termination, and one-half of his base salary and benefits for months six through twelve after termination.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the ''SEC'') and the National Association of Securities Dealers. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company is not aware that any reporting persons did not comply with all Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) stockholders during the fiscal year ended December 31, 1998.

Certain transactions

Baxter transactions
-------------------

          In July 1998, UroGen executed various agreements with Baxter Healthcare Corporation pursuant to which we acquired certain rights and assets from Baxter. Under the terms of the agreements, UroGen obtained the rights to Baxter's adenoviral-based gene transfer technologies and certain equipment in exchange for 5,830 shares of non-voting convertible Series A Preferred Stock and 1,841,219 shares of Common Stock. The shares issued to acquire the gene transfer technologies were valued at $5,455,505 based on the fair value of the stock on the date of issuance and was charged to acquired in-process technology due to the early stage of development of the technology. The value of the stock issued for fixed assets was $343,937 based upon the fair value of those assets.

     Baxter will provide funding to UroGen for continued research and development of this technology as it relates to the treatment of hemophilia under the Developmental Collaboration Agreement. Baxter will provide funding through the date on which the treatment of the first patient in a Phase I clinical trial begins. This development funding is provided under a Credit Agreement. The balance outstanding under the Credit Agreement as of December 31, 1998 was $1,044,275. Under the terms of the Credit Agreement, the amounts outstanding under the Credit Agreement are due and payable on December 31, of each year during the terms of the agreement. At UroGen's option, the amounts may be paid by issuing to Baxter the number of shares of Series B Preferred Stock determined by dividing the outstanding amount under the Credit Agreement by one thousand. The balance has been presented as a non-current liability on the accompanying balance sheet due to the conversion feature and because we intend to convert the debt rather than repay it with cash. Amounts outstanding under the Credit Agreement do not accrue interest unless UroGen is in default, in which case the amount due bears interest at prime plus 4%. In January 1999, we issued 704 shares of Series B Preferred Stock to convert $704,000 outstanding under the Credit Agreement. The remaining $340,279 will be converted at December 31, 1999.

     UroGen entered into a Distribution Agreement with Baxter under which Baxter will have an exclusive, worldwide right to market, sell and distribute all products which may be developed under the Development Collaboration Agreement. The term of the Distribution Agreement is the longer of ten years from the date of regulatory approval of the first product or the expiration of the last to expire of any related patents issued on or before ten years from the date of regulatory approval.

     UroGen, Baxter and certain shareholders entered into the Investor Rights Agreement under which the shares held by these entities are subject to certain restrictions on transferability of the shares until July 8, 2003 and have certain registration rights. Additionally, under this agreement, Baxter has the right to purchase up to twenty percent of any new securities issued and has the obligation to purchase Series C Preferred Stock at a price of $1,000 per share upon our achievement of the following milestones:

 .  $2,000,000 upon treatment of the first patient in a Phase I clinical trial for a product developed under the Developmental Collaboration Agreement.
 .  $5,000,000 upon commencement of Phase III clinical trials of a product developed under the Developmental Collaboration Agreement, and . $10,000,000 upon approval by the Food and Drug Administration of a product developed under the Developmental Collaboration Agreement.

Baxter has committed to provide an additional $400,000 in funding on terms similar to those of the offering of unsecured convertible notes payable which closed in April 1999. UroGen may request this financing when and if needed.

Other Transactions
------------------

     In July 1998, we received $1,030,000 representing proceeds from the sale of unsecured convertible notes payable which bore interest at 8% per annum and were due on June 30, 1999, unless previously converted. The notes are convertible, at the option of the holder, into Common Stock at $1.00 per share and automatically converted into Common Stock immediately prior to the filing of a registration statement on June 22, 1999 to register the resale of the underlying shares. In addition, each note holder received a warrant to purchase a number of shares of Common Stock of UroGen shares. In addition, each note holder received a warrant to purchase a number of shares of Common Stock of UroGen equal to one share for each $2.00 of principal under the purchased note. The warrants are exercisable for seven years from issuance and have an exercise price of $0.74 per share. The following UroGen officers and directors participated in this transactions: Mr. Quadros, Dr. Sobol, Dr. Raschke and Dr. Royston each purchased notes for $50,000 and received a warrant for 25,000 shares of Common Stock.

     In April 1999, we received $400,000 representing proceeds from the sale of unsecured convertible notes payable which bear interest at 8% per annum and are due on March 31, 2000, unless previously converted. The notes are convertible, at the option of the holder, into Common Stock at $0.30 per share and automatically converted into Common Stock immediately prior to the filing of a registration statement on June 22, 1999 to register the resale of the underlying shares. In addition, each note holder received a warrant to purchase a number of shares of Common Stock of UroGen equal to one share for each $0.30 of principal under the purchased note. The warrants are exercisable for seven years from issuance and have an exercise price of $0.30 per share. The following UroGen officers and directors participated in this transaction:

 .  Mr. Quadros purchased notes for $10,000 and received a warrant for 33,333 shares of Common Stock.
 .  Dr. Raschke purchased notes for $40,000 and received warrants for 133,333 shares of Common Stock.
 .  Ms. Sandvik purchased notes for $5,000 and received warrants for 16,667 shares of Common Stock.
 . Dr. Royston purchased notes for $25,000 and received a warrant for 83,333 shares of Common Stock.

     Dr. Raschke and his spouse also received a Finder's Fee for amounts raised in this offering of $9,250 in cash and warrants for 30,833 shares of common stock exerciseable at $0.30 per share for seven years.

                                 PROPPOSAL TWO

                                  ADOPTION OF
                                1999 STOCK PLAN

     The 1999 Stock Plan was adopted by the Board of Directors in March 1999.
As of November 30, 1999, options for 2,921,183 shares had been granted under the 1999 Stock Plan. The stockholders are being asked to approve the adoption of the 1999 Stock Plan and the reservation of 4,000,000 shares of Common Stock thereunder, plus an annual increase (the "Evergreen Feature") to be made on the first day of each fiscal year equal to 2% of the number of shares of Common Stock outstanding as of the last business day preceeding each such first day of each new fiscal year. As a result of the Evergreen Feature, the number of authorized shares will be increased by approximately 241,960 shares effective January 1, 2000.

     The Company believes that the 1999 Stock Plan is a key component of its strategy to attract and retain skilled employees and quality management. The Board of Directors believes it is in the Company's best interests to adopt the 1999 Stock Plan so that the Company may continue to provide eligible employees the opportunity to purchase the Company's Common Stock, thereby aligning their individual financial interests more closely with those of the stockholders. With the demand for highly skilled employees at an all time high, especially in the technology industries, management believes it is critical to the Company's success to maintain competitive employee compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ADOPTION OF THE 1999 STOCK PLAN.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Votes Cast will be required to approve the adoption of the 1999 Stock Plan.

SUMMARY OF THE 1999 STOCK PLAN

     Certain features of the 1999 Stock Plan are outlined below.

     Administration. The 1999 Stock Plan may be administered by the Board or a committee of the Board (the "Administrator"), which committee is required to be constituted to comply with Section 16(b) of the Exchange Act and applicable laws. Subject to the other provisions of the Option Plan, the Administrator has the power to determine the terms of any options and stock purchase rights granted, including the exercise price, the number of shares subject to the option or stock purchase right and the exercisability thereof. The 1999 Stock Plan is currently administered by the Compensation Committee of the Board of Directors.

     Eligibility and Terms of Options. The 1999 Stock Plan provides that nonstatutory stock options and stock purchase rights may be granted only to employees, directors and consultants. Incentive stock options may be granted only to employees. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options or stock purchase rights. With respect to any optionee who owns stock possessing more than 10% of the voting power of all classes of stock of the Company (a "10% Stockholder"), the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options under the 1999 Stock Plan may not exceed ten years. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making such determination, there is taken into account the duties and responsibilities of the employee or consultant, the value of his or her services, his or her present and potential contribution to the success of the Company, the anticipated number of years of future service and other relevant factors.

     Terms and Conditions of Options. Each option granted under the 1999 Stock Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

     Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% (110% if issued to a 10% Stockholder) of the fair market value of the Common Stock on the date the option is granted. If the Company's Common Stock is traded on an established stock exchange or a national market system, the fair market value of a share of Common Stock is the closing sale price for such stock (or the closing bid, if no sales were reported) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

     Exercise of the Option. Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Administrator. Generally, options granted under the 1999 Stock Plan have a ten-year term and become exercisable over four years at a rate of 25% of the shares subject to the options at the end of one year from the date of grant and 1/48th each month thereafter. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

     Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, promissory note, other shares of the Company's Common Stock meeting certain criteria, net exercise, reduction in liability, any combination thereof, or any other legally permissible form of consideration as may be provided in the 1999 Stock Plan or the option agreement.

     Termination of Employment. In the event an optionee's continuous status as an employee or consultant terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such termination, but only within such period of time set forth in the option agreement (not to exceed three months in the case of an incentive stock option) from the date of such termination (and in no event later than the expiration of the term of such option as set forth in the option agreement). If no period of time is specified in the option agreement, the optionee may exercise his or her option for three months following the date of such termination, subject to the same limitations set forth above. Options granted under the 1999 Stock Plan to date have generally provided that optionees may exercise their options within three months days from the date of termination of employment (other than for death or disability).

     Disability. In the event an optionee's continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such termination, within twelve months from the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

     Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option to the extent that the optionee was entitled to exercise it at the date of death, within twelve months following the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement).

     Termination of Options. Options granted under the 1999 Stock Plan expire on the date set forth in the option agreement. The maximum term may not exceed ten years from the date of grant, provided that incentive stock options granted to 10% Stockholders must expire no later than five years from the date of grant. No option may be exercised by any person after the expiration of its term.

     Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

     Value Limitation. If the aggregate fair market value of all shares of Common Stock subject to an optionee's incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess will be treated as a nonstatutory option.

     Other Provisions. Each stock option agreement may contain such other terms, provisions and conditions not inconsistent with the 1999 Stock Plan as may be determined by the Administrator.

     Terms and Conditions of Stock Purchase Rights. Each stock purchase right granted under the 1999 Stock Plan shall be evidenced by a written offer which sets forth the terms, conditions and restrictions related to the offer, including the number of shares subject to the offer, the price per share, and the time in which the offeree must accept the offer (which may not exceed ninety days from the date the Administrator granted the stock purchase right). The offer must be accepted by executing a restricted stock purchase agreement with such terms and conditions as determined by the Administrator. The stock purchased pursuant to a stock purchase right shall be subject to a repurchase option (unless the Administrator determines otherwise) upon any termination of the purchaser's employment with the Company (including termination as a result of death or disability). Pursuant to such repurchase option, upon termination, the Company shall be able to repurchase any shares of stock as to which the repurchase option has not lapsed at the price per share originally paid by the purchaser. The Administrator shall determine the rate at which the repurchase option lapses. A purchaser of stock pursuant to a stock purchase right shall have all the rights of a stockholder.

     Adjustment Upon Changes in Capitalization; Corporate Transactions. In the event of changes in the outstanding Common Stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other changes in the capital structure of the Company, an appropriate adjustment shall be made by the Administrator in the following: (i) the number of shares of Common Stock subject to the 1999 Stock Plan, (ii) the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1999 Stock Plan, (iii) and the exercise price of any such outstanding option or stock purchase right. The determination of the Administrator as to which adjustments shall be made shall be conclusive. In the event of a proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action. The Board of Directors in its sole discretion may in such circumstances declare that any outstanding option or stock purchase right shall terminate as of a date fixed by the Board of Directors and give each optionee the right to exercise his or her option or stock purchase right, including as to shares for which the option or stock purchase right would not otherwise be exercisable.

     Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be exercisable, for a period of fifteen days after the Administrator grants the optionee notice of such right.

     Amendment and Termination of the 1999 Stock Plan. The Board may at any time amend, alter, suspend or terminate the 1999 Stock Plan. The Company shall obtain stockholder approval of any amendment to the 1999 Stock Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded). Any amendment or termination of the 1999 Stock Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1999 Stock Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and
the Company.   In any event, the 1999 Stock Plan shall terminate in March 2009.
Any options outstanding under the 1999 Stock Plan at the time of its termination shall remain outstanding until they expire by their terms.

Federal Tax Information

     Options granted under the 1999 Stock Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All of the options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.


     The granting of a stock purchase right is not a taxable event. However, at the time the right is exercised, the purchaser of the resulting restricted stock recognizes ordinary income as the repurchase option of the Company lapses equal to the difference between the fair market value of the shares of the time of such lapse and the price paid for such shares, if any (the "Spread"). Under current federal tax law, the purchaser may elect, within 30 days of purchasing the shares, to include the Spread as of the date of purchase as ordinary income for the year of the award. If the election is made, the purchaser will not incur additional tax liability until the sale or disposition of the shares. If the shares are forfeited following such an election, the purchaser's basis in such forfeited shares remains the price paid for the shares. The Company is entitled to federal tax deduction in the same amount and at the same time as the employee realizes ordinary income.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1999 Stock Plan; it does not purport to be complete, and it does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                                                      APPENDIX A

                                 UROGEN CORP.
                                1999 STOCK PLAN

    1.  Purposes of the Plan. The purposes of this 1999 Stock Plan are:
        --------------------

        . to attract and retain the best available personnel for positions of substantial responsibility,

        . to provide additional incentive to Employees, Directors and Consultants, and

        .  to promote the success of the Company's business.

    Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

    2.  Definitions. As used herein, the following definitions shall apply:
        -----------

        (a) "Administrator" means the Board or any of its Committees as shall be
             -------------
administering the Plan, in accordance with Section 4 of the Plan.

        (b) "Applicable Laws" means the requirements relating to the
             ---------------
administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

        (c) "Board" means the Board of Directors of the Company.
             -----

        (d) "Code" means the Internal Revenue Code of 1986, as amended.
             ----

        (e) "Committee" means a committee of Directors appointed by the Board
             ---------
in accordance with Section 4 of the Plan.

        (f) "Common Stock" means the common stock of the Company.
             ------------

        (g) "Company" means Urogen Corp., a Delaware corporation.
             -------

        (h) "Consultant" means any person, including an advisor, engaged by the
             ----------
Company or a Parent or Subsidiary to render services to such entity.

        (i) "Director" means a member of the Board.
             --------

        (j) "Disability" means total and permanent disability as defined in
             ----------
Section 22(e)(3) of the Code.

        (k) "Employee" means any person, including Officers and Directors,
             --------
employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

        (l) "Exchange Act" means the Securities Exchange Act of 1934, as
             ------------
amended.

        (m) "Fair Market Value" means, as of any date, the value of Common Stock
             -----------------
determined as follows:

            (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

            (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

        (n) "Incentive Stock Option" means an Option intended to qualify as an
             ----------------------
incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "Nonstatutory Stock Option" means an Option not intended to qualify
             -------------------------
as an Incentive Stock Option.

        (p)  "Notice of Grant" means a written or electronic notice evidencing
              ---------------
certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

        (q)  "Officer" means a person who is an officer of the Company within
              -------
the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (r)  "Option" means a stock option granted pursuant to the Plan.
              ------

        (s)  "Option Agreement" means an agreement between the Company and an
              ----------------
Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

        (t)  "Option Exchange Program" means a program whereby outstanding
              -----------------------
Options are surrendered in exchange for Options with a lower exercise price.

        (u)  "Optioned Stock" means the Common Stock subject to an Option or
              --------------
Stock Purchase Right.

        (v)  "Optionee" means the holder of an outstanding Option or Stock
              --------
Purchase Right granted under the Plan.

        (w)  "Parent" means a "parent corporation," whether now or hereafter
              ------
existing, as defined in Section 424(e) of the Code.

        (x)  "Plan" means this 1999 Stock Plan.
              ----

        (y)  "Restricted Stock" means shares of Common Stock acquired pursuant
              ----------------
to a grant of Stock Purchase Rights under Section 11 of the Plan.

        (z)  "Restricted Stock Purchase Agreement" means a written agreement
              -----------------------------------
between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

        (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor
              ----------
to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

        (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.
              -------------

        (cc) "Service Provider" means an Employee, Director or Consultant.
              ----------------

        (dd) "Share" means a share of the Common Stock, as adjusted in
              -----
accordance with Section 13 of the Plan.

        (ee) "Stock Purchase Right" means the right to purchase Common Stock
              --------------------
pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

        (ff) "Subsidiary" means a "subsidiary corporation", whether now or
              ----------
hereafter existing, as defined in Section 424(f) of the Code.

    3.  Stock Subject to the Plan.  Subject to the provisions of Section 13 of
        -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 4,000,000 Shares, increased on the first day of each new fiscal year of the Company from and including the 2000 fiscal year by a number of Shares equal to 2% of the number of Shares outstanding as of the last business day preceding each such first day of each new fiscal year. The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under
             --------
the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

    4.  Administration of the Plan.
        --------------------------

        (a) Procedure.
            ---------

            (i)   Multiple Administrative Bodies. The Plan may be administered
                  ------------------------------
by different Committees with respect to different groups of Service Providers.

            (ii)  Section 162(m). To the extent that the Administrator
                  --------------
determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii) Rule 16b-3.  To the extent desirable to qualify transactions
                  ----------
hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv) Other Administration.   Other than as provided above, the Plan
                 --------------------
shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

        (b) Powers of the Administrator. Subject to the provisions of the Plan,
            ---------------------------
and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

            (i)    to determine the Fair Market Value;

            (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

            (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

            (iv)   to approve forms of agreement for use under the Plan;

            (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

            (vii)  to institute an Option Exchange Program;

            (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

            (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

            (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

            (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

            (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

        (c) Effect of Administrator's Decision.  The Administrator's decisions,
            ----------------------------------
determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

    5.  Eligibility.  Nonstatutory Stock Options and Stock Purchase Rights may
        -----------
be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

    6.  Limitations.
        -----------

        (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

        (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

        (c) The following limitations shall apply to grants of Options:

            (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

            (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

            (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 13.

            (iv) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

    7.  Term of Plan.  Subject to Section 19 of the Plan, the Plan shall become
        ------------
effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

    8.  Term of Option.  The term of each Option shall be stated in the Option
        --------------
Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

    9.  Option Exercise Price and Consideration.
        ---------------------------------------

        (a) Exercise Price.  The per share exercise price for the Shares to be
            --------------
issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

            (i)    In the case of an Incentive Stock Option

                   (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                   (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

            (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

        (b) Waiting Period and Exercise Dates.  At the time an Option is
            ---------------------------------
granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

        (c) Form of Consideration.  The Administrator shall determine the
            ---------------------
acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

            (i)    cash;

            (ii)   check;

            (iii)  promissory note;

            (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

            (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

            (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

            (vii)  any combination of the foregoing methods of payment; or

            (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

    10.  Exercise of Option.
         ------------------

         (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted
             -----------------------------------------------
hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

             An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

             Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) Termination of Relationship as a Service Provider.  If an Optionee
             -------------------------------------------------
ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (c) Disability of Optionee.  If an Optionee ceases to be a Service
             ----------------------
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (d) Death of Optionee.  If an Optionee dies while a Service Provider,
             -----------------
the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

         (e) Buyout Provisions.  The Administrator may at any time offer to buy
             -----------------
out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

    11.  Stock Purchase Rights.
         ---------------------

         (a) Rights to Purchase.  Stock Purchase Rights may be issued either
             ------------------
alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

         (b) Repurchase Option.  Unless the Administrator determines otherwise,
             -----------------
the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

         (c) Other Provisions.  The Restricted Stock Purchase Agreement shall
             ----------------
contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

         (d) Rights as a Shareholder.  Once the Stock Purchase Right is
             -----------------------
exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

    12.  Non-Transferability of Options and Stock Purchase Rights.  Unless
         --------------------------------------------------------
determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

    13.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or
         ------------------------------------------------------------------
         Asset Sale.
         ----------

         (a) Changes in Capitalization.  Subject to any required action by the
             -------------------------
shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

         (b) Dissolution or Liquidation.  In the event of the proposed
             --------------------------
dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

         (c) Merger or Asset Sale.  In the event of a merger of the Company with
             --------------------
or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

    14.  Date of Grant. The date of grant of an Option or Stock Purchase Right
         -------------
shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

    15.  Amendment and Termination of the Plan.
         -------------------------------------

         (a) Amendment and Termination. The Board may at any time amend, alter,
             -------------------------
suspend or terminate the Plan.

         (b) Shareholder Approval. The Company shall obtain shareholder approval
             --------------------
of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

         (c) Effect of Amendment or Termination. No amendment, alteration,
             ----------------------------------
suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

    16.  Conditions Upon Issuance of Shares.
         ----------------------------------

         (a) Legal Compliance. Shares shall not be issued pursuant to the
             ----------------
exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         (b) Investment Representations.  As a condition to the exercise of an
             --------------------------
Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

    17.  Inability to Obtain Authority.  The inability of the Company to obtain
         -----------------------------
authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    18.  Reservation of Shares.  The Company, during the term of this Plan, will
         ---------------------
at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    19.  Shareholder Approval.  The Plan shall be subject to approval by the
         --------------------
shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                                                                      APPENDIX B

                                PROPOSAL THREE

                        APPROVAL OF AN AMENDMENT TO THE
                          1995 DIRECTORS' OPTION PLAN


     The 1995 Directors' Option Plan was approved by the stockholders in October 1995. The Board of Directors approved an amendment to the 1995 Directors' Option Plan in December 1999 to increase the number of shares authorized from 100,000 to 550,000 shares of Common Stock, and to increase the number of shares subject to each automatic First Option grant (as defined below) to 45,000 share of Common Stock and to increase the automatic Subsequent Option grant (as defined below) to 15,000 shares of Common Stock.

     The Company believes that the 1995 Directors' Option Plan is a key component of its strategy to attract and retain high quality members of its Board of Directors. The current Board of Directors believes it is in the Company's best interests to approve the amendment to the 1995 Directors' Option Plan, so that the Company may provide its directors an opportunity to purchase the Company's Common Stock, thereby aligning their individual financial interests more closely with those of the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1995 DIRECTORS' OPTION PLAN.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Votes Cast will be required to approve the amendment to the 1995 Directors' Option Plan.

SUMMARY OF THE 1995 DIRECTORS' OPTION PLAN

     Certain features of the 1995 Directors' Option Plan, as amended, are outlined below.

     Purpose. The purposes of the 1995 Directors' Option Plan are to attract and retain the best available personnel for services as outside directors of the Company, to provide incentive to the outside directors of the Company to serve as directors, and to encourage their continued service on the Board.

     Administration. All grants of Options to directors shall be automatic and nondiscretionary and are made strictly in accordance with the following provision:

     . Each director who is not an employee of the Company (an "Outside Director") shall be automatically granted an option to purchase 45,000 Shares (the "First Option") on the date on which such person becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that a director who was an employee of the Company (an "Inside Director") ceases to be an Inside Director but who remains a director shall not receive a First Option.

     . Each Outside Director shall be automatically granted an option to purchase 15,000 Shares (a "Subsequent Option") on December 31 of each year provided he or she is then an Outside Director and if as of such date, he or she has served on the Board for at least the preceding six
          (6) months.


     Eligibility and Terms of Options. The 1995 Directors' Option Plan provides that only nonstatutory stock options may be granted. The term of all options under the 1995 Directors' Option Plan shall be ten years.

     Terms and Conditions of Options. Each option granted under the 1995 Directors' Option Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

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

     Exercise Price. The exercise price of all stock options granted under the 1995 Directors' Option Plan must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Company's Common Stock is traded on an established stock exchange or a national market system, the fair market value of a share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

     Exercise of the Option. The stock options are exercisable only while the Outside Director remains a Director of the Company and for a brief period thereafter. Upon termination of the Outside Director's status as a Director, the optionee may exercise his or her option within 90 days or such termination. First Options granted under the 1995 Directors' Option Plan become exercisable over three years at a rate of 33.3% of the shares subject to the options on each anniversary of the date of grant.. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

     Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option is set forth in the option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, other shares of the Company's Common Stock meeting certain criteria, any combination thereof, or any other legally permissible form of consideration as may be provided in the 1995 Directors' Option Plan or the option agreement.

     Termination of Continuous Status as a Director. In the event an optionee's continuous status as an Director terminates for any reason (other than upon the optionee's death or disability), the optionee may exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such termination, but only within 90 days from the date of such termination (and in no event later than the expiration of the term of such option as set forth in the option agreement).

     Disability. In the event an optionee's continuous status as a Director terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such termination, within twelve months from the date of such termination (but in no event later than the expiration of the term of such option as set forth in the option agreement).

     Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option to the extent that the optionee was entitled to exercise it at the date of death, within twelve months following the date of death (but in no event later than the expiration of the term of such option as set forth in the option agreement).

     Nontransferability of Options. An option is nontransferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the options by bequest or inheritance.


     Adjustment Upon Changes in Capitalization; Corporate Transactions. In the event of changes in the outstanding Common Stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other change in the capital structure of the Company, an appropriate adjustment shall be made in the following: (i) the number of shares of Common Stock subject to the 1995 Directors' Option Plan, (ii) the number and class of shares of stock subject to any option outstanding under the 1995 Directors' Option Plan, (iii) and the exercise price of any such outstanding option. In the event of a proposed dissolution or liquidation of the Company, all outstanding options will terminate immediately prior to the consummation of such proposed action

     Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option or stock purchase right will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock purchase right, the optionee shall have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be exercisable, for a period of fifteen days after the Board notifies the optionee of such right.

     Amendment and Termination of the 1995 Directors' Option Plan. The Board may at any time amend, alter, suspend or terminate the 1995 Directors' Option Plan. The Company shall obtain stockholder approval of any amendment to the 1995 Directors' Option Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act or
Section 422 of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded). Any amendment or termination of the 1995 Directors' Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1995 Directors' Option Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company. In any event, the 1995 Directors' Option Plan shall terminate in October 2005. Any options outstanding under the 1995 Directors' Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

Federal Tax Information

     Options granted under the 1995 Directors' Option Plan are nonstatutory options.

     An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the a1995 Directors' Option Plan; it does not purport to be complete, and it does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                 PROPOSAL FOUR

             APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE
                 OF INCORPORATION TO CHANGE THE CORPORATE NAME

     The Company's Restated Certificate of incorporation provides that the name of the Company is "UroGen Corp." On October 14, 1998, the UroGen Board approved an amendment of the Certificate to change the Company's name to "GenStar Therapeutics Corporation", subject to stockholder approval of this proposal. Under the proposed amendment, Article FIRST of the Company's Certificate of Incorporations would be amended and restated to read as follows:

     "The name of the corporation is GenStar Therapeutics Corporation (hereinafter sometimes referred to as the `Corporation')."

     The Company's stockholders are being asked to approve such amendment. The affirmative vote of the majority of the votes entitled to be cast by holders of outstanding shares of UroGen securities (including UroGen Common Stock and other securities entitled to vote together with the UroGen Common Stock) will be required to approve this amendment of the Certificate of Incorporation. The effect of a broker non-vote or an abstention is the same as that of a voted against the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UROGEN STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME TO "GENSTAR THERAPEUTICS CORPORATION".

                                 PROPOSAL FIVE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     On the recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999 and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Ernst & Young LLP has audited the Company's financial statements annually since the Company's inception. Its representatives are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.



                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the enclosed envelope, at your earliest convenience.

                            THE BOARD OF DIRECTORS


Dated: December 28, 1999

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